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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of International Microcomputer Software, Inc. on Form S-8 (No. 33-67208 and 33-71872) and Form S-3 (No. 33-69206 and 33-80394) of our report dated August 5, 1998, October 22, 1999 as to Note 16 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note
16), appearing in the Annual Report on Form 10-K/A of International Microcomputer Software, Inc. and Subsidiaries for the year ended June 30, 1999.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
September 8, 2000







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